Exhibit T3G

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

UMB BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

44-0194180

(I.R.S. Employer Identification No.)

1010 Grand Blvd., Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Teresa Donofrio, Assistant Vice President

120 South Sixth Street, Suite 1400, Minneapolis, MN 55402

(612) 337-7005

(Name, address and telephone number of agent for service)

VICI PROPERTIES 1 LLC

(Exact name of obligor as specified in its charter)

DELAWARE	81-4474006
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)

8329 WEST SUNSET ROAD, STE 210 LAS VEGAS, NEVADA	89113
(Address of principal executive offices)	(Zip Code)

8.0% SECOND-PRIORITY SENIOR SECURED NOTES DUE 2023

ADDITIONAL OBLIGORS

OBLIGOR	IRS Employer Identification No.	State of Incorporation
VICI FC INC.	61-1808375	DELAWARE
BALLY’S ATLANTIC CITY LLC	35-2584380	DELAWARE
BILOXI HAMMOND, LLC	26-1241172	DELAWARE
BLUEGRASS DOWNS PROPERTY OWNER LLC	82-1155105	DELAWARE
CAESARS ATLANTIC CITY LLC	36-4858710	DELAWARE
GRAND BILOXI LLC	35-2584274	DELAWARE
HARRAH’S BOSSIER CITY LLC	82-1335584	LOUISIANA
HARRAH’S COUNCIL BLUFFS LLC	32-0517654	DELAWARE
HARRAH’S LAKE TAHOE LLC	30-0966719	DELAWARE
HARRAH’S METROPOLIS LLC	38-4026176	DELAWARE
HARRAH’S RENO LLC	30-0966565	DELAWARE
HARVEY’S LAKE TAHOE LLC	32-0517666	DELAWARE
HORSESHOE BOSSIER CITY PROP LLC	82-1183577	LOUISIANA
HORSESHOE COUNCIL BLUFFS LLC	61-1815675	DELAWARE
HORSESHOE SOUTHERN INDIANA LLC	36-4858686	DELAWARE
HORSESHOE TUNICA LLC	30-0966737	DELAWARE
MISCELLANEOUS LAND LLC	82-2755463	DELAWARE
NEW HARRAH’S NORTH KANSAS CITY LLC	61-1815779	DELAWARE
NEW HORSESHOE HAMMOND LLC	32-0517689	DELAWARE
NEW TUNICA ROADHOUSE LLC	30-0966649	DELAWARE
PROPCO GULFPORT LLC	82-2256162	DELAWARE
PROPCO TRS LLC	82-2526900	DELAWARE
SOUTHERN INDIANA HOLDCO 1 LLC	82-2537308	DELAWARE
SOUTHERN INDIANA HOLDCO 2 LLC	82-2552029	DELAWARE
SOUTHERN INDIANA HOLDCO 3 LLC	82-2567929	DELAWARE
VEGAS DEVELOPMENT LLC	32-0519323	DELAWARE
VEGAS OPERATING PROPERTY LLC	82-1167660	DELAWARE

Item 1.	General Information

(a)	Name and address of each examining or supervising authority to which the Trustee is subject is as follows:

The Comptroller of the Currency

Mid-Western District

2345 Grand Avenue, Suite 700

Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City

Federal Reserve P.O. Station

Kansas City, Missouri 64198

Supervising Examiner

Federal Deposit Insurance Corporation

720 Olive Street, Suite 2909

St. Louis, Missouri 63101

(b)	The Trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with obligor. The Obligor is not affiliated with the Trustee.

Item 3.	Voting securities of the Trustee.

NOT APPLICABLE

Item 4.	Trusteeships under other indentures.

FIRST-PRIORITY SENIOR SECURED FLOATING RATE NOTES DUE 2022

Item 5.	Interlocking directorates and similar relationships with the obligor or underwriters.

NOT APPLICABLE

Item 6.	Voting securities of the trustee owned by the obligor or its officials.

NOT APPLICABLE

Item 7.	Voting securities of the trustee owned by underwriters or their officials.

NOT APPLICABLE

Item 8.	Securities of the obligor owned or held by the trustee.

NOT APPLICABLE

Item 9.	Securities of the underwriters owned or held by the trustee.

NOT APPLICABLE

Item 10.	Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

NOT APPLICABLE

Item 11.	Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

NOT APPLICABLE

Item 12.	Indebtedness of the Obligor to the Trustee.

NOT APPLICABLE

Item 13.	Defaults of the Obligor.

NONE

Item 14.	Affiliations with the Underwriters.

NOT APPLICABLE

Item 15.	Foreign Trustee.

NOT APPLICABLE

Item 16.	List of Exhibits

Listed below are all exhibits as a part of this Statement of eligibility and qualification.

1.	Articles of Association of the Trustee, as now in effect (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.	Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.	Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

4.	Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.	N/A

6.	Consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.	Report of Condition of the Trustee as of 6/30/17.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, UMB Bank, National Association, a national bank organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Minneapolis, and State of Minnesota, on the 15th day of September, 2017.

UMB BANK, NATIONAL ASSOCIATION

BY:	/s/ Teresa Donofrio
Teresa Donofrio
Assistant Vice President

Date: 9/15/17

T-1 EXHIBIT 7

June 2017 FFIEC 041 UMB Bank N.A. - ID RSSD# 0000936855 Printed: 07/28/2017 - 11:12 am

Schedule RC 15

Consolidated Report of Condition for Insured Banks and Savings Associations for June 30, 2017

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands				Amount	
Assets					
1. Cash and balances due from depository institutions (from Schedule RC-A):					
a. Noninterest-bearing balances and currency and coin (1)			RCON0081	377,766	1.a.
b. Interest-bearing balances (2)			RCON0071	317,739	1.b.
2. Securities:					
a. Held-to-maturity securities (from Schedule RC-B, column A)			RCON1754	1,279,524	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)			RCON1773	6,223,839	2.b.
3. Federal funds sold and securities purchased under agreements to resell:					
a. Federal funds sold			RCONB987	3,822	3.a.
b. Securities purchased under agreements to resell (3)			RCONB989	180,699	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):					
a. Loans and leases held for sale			RCON5369	3,443	4.a.
b. Loans and leases **held for investment**	RCONB528	10,848,480			4.b.
c. LESS: Allowance for loan and lease losses	RCON3123	97,797			4.c.
d. Loans and leases **held for investment, net of allowance** (item 4.b minus 4.c)			RCONB529	10,750,683	4.d.
5. Trading assets (from Schedule RC-D)			RCON3545	51,865	5.
6. Premises and fixed assets (including capitalized leases)			RCON2145	216,148	6.
7. Other real estate owned (from Schedule RC-M)			RCON2150	433	7.
8. Investments in unconsolidated subsidiaries and associated companies			RCON2130	0	8.
9. Direct and indirect investments in real estate ventures			RCON3656	0	9.
10. Intangible assets:					
a. Goodwill			RCON3163	108,650	10.a.
b. Other intangible assets (from Schedule RC-M)			RCON0426	11,836	10.b.
11. Other assets (from Schedule RC-F)			RCON2160	554,738	11.
12. Total assets (sum of items 1 through 11)			RCON2170	20,081,185	12.

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements, regardless of maturity.

June 2017 FFIEC 041 UMB Bank N.A. - ID RSSD# 0000936855 Printed: 07/28/2017 - 11:12 am

Schedule RC 16

Schedule RC—Continued

Dollar Amounts in Thousands				Amount	
Liabilities					
13. Deposits:					
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)			RCON2200	16,240,966	13.a.
(1) Noninterest-bearing [1]	RCON6631	6,578,096			13.a.(1)
(2) Interest-bearing	RCON6636	9,662,870			13.a.(2)
b. Not applicable					
14. Federal funds purchased and securities sold under agreements to repurchase:					
a. Federal funds purchased [2]			RCONB993	708,254	14.a.
b. Securities sold under agreements to repurchase [3]			RCONB995	1,178,561	14.b.
15. Trading liabilities (from Schedule RC-D)			RCON3548	0	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			RCON3190	8,291	16.
17. Not applicable					
18. Not applicable					
19. Subordinated notes and debentures [4]			RCON3200	0	19.
20. Other liabilities (from Schedule RC-G)			RCON2930	182,941	20.
21. Total liabilities (sum of items 13 through 20)			RCON2948	18,319,013	21.
22. Not applicable					22.
Equity Capital					
Bank Equity Capital					
23. Perpetual preferred stock and related surplus			RCON3838	0	23.
24. Common stock			RCON3230	21,250	24.
25. Surplus (exclude all surplus related to preferred stock)			RCON3839	750,818	25.
26.					
a. Retained earnings			RCON3632	1,012,832	26.a.
b. Accumulated other comprehensive income [5]			RCONB530	(22,728)	26.b.
c. Other equity capital components [6]			RCONA130	0	26.c.
27.					
a. Total bank equity capital (sum of items 23 through 26.c)			RCON3210	1,762,172	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries			RCON3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)			RCONG105	1,762,172	28.
29. Total liabilities and equity capital (sum of items 21 and 28)			RCON3300	20,081,185	29.

(1) Includes noninterest-bearing demand, time, and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
(3) Includes all securities repurchase agreements, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.

June 2017 FFIEC 041 UMB Bank N.A. - ID RSSD# 0000936855 Printed: 07/28/2017 - 11:12 am

Schedule RC 17

Schedule RC—Continued

Memoranda

To be reported with the March Report of Condition.

		Number	
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during **2016**	RCON6724	N/A	M.1.

1a = An integrated audit of the reporting institution's financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or the Public Company Accounting Oversight Board (PCAOB) by an independent public accountant that submits a report on the institution.

1b = An audit of the reporting institution's financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution.

2a = An integrated audit of the reporting institution's parent holding company's consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately).

2b = An audit of the reporting institution's parent holding company's consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately).

3 = This number is not to be used.

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

		Date	
To be reported with the March Report of Condition.			
2. Bank's fiscal year-end date (report the date in MMDD format)	RCON8678	N/A	M.2.